As Filed With the Securities and Exchange Commission on April 9 2009
                                                     Registration No. 333-157739

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM S-1/A
                                 Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 INVENTIUS, INC.
             (Exact name of registrant as specified in its charter)


           Nevada                              5080                         Applied For
  (State or jurisdiction of         (Primary Standard Industrial          (IRS Employer
incorporation or organization)       Classification Code Number)       Identification Number)


                        616 Corporate Way, Suite 2, #4261
                               Valley Cottage, NY
                                   10989-2050
                             Telephone 843-737-6436
                        Facsimile 845-503-2379 ext. 4261
          (Address, including zip code, Telephone and Facsimile Number including area code, of Registrant's Principal Executive Offices)

                         8040 Excelsior Drive, Suite 200
                             Madison, WI, USA 53717
                             Telephone 608-827-5300
                                Fax: 608-827-5501
             (Name, Address including zip code and Telephone Number
              including area code of Resident Agent for Services)

                                   Copies to:
                          Diane Dalmy, Attorney at Law
                             8965 W. Cornell Place,
                            Lakewood, Colorado 80227
                             Telephone 303-985-9324
                             Facsimile 303-988-6954

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of the Registration Statement.


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.[ ]


If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act. (Check one.)

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                  Proposed Maximum
   Title of Each                                      Aggregate        Proposed Maximum
Class of Securities      Number of Shares          Offering Price          Aggregate             Amount of
 To be Registered        to be Registered           Per Share(1)        Offering Price(1)     Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value (2)         6,000,000                  $0.001               $6,000                 $0.24
--------------------------------------------------------------------------------------------------------------
Total Registration Fee                                  --                  $6,000                 $0.24
==============================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.
(2) The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS


                   SUBJECT TO COMPLETION, DATED APRIL 6, 2009


                                 INVENTIUS, INC.

                        6,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 6,000,000 shares of common stock, selling price of $0.001 per share, no minimum purchase of shares and an offering period of 28 days from the date of this prospectus, by Anatoly Zamozdra, the selling security holder under this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled "Description of Securities."


AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" on page 6 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.


The selling security holder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is April 6, 2009.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.......................................................   4

THE OFFERING.............................................................   6

RISK FACTORS.............................................................  13

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS........................  14

USE OF PROCEEDS TO ISSUER................................................  15

DILUTION.................................................................  16

PLAN OF DISTRIBUTION.....................................................  16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS...............................................  18

GENERAL DISCUSSION ON RESULTS OF OPERATIONS AND ANALYSIS
 OF FINANCIAL CONDITION..................................................  18

RESULTS OF OPERATION.....................................................  19

PLAN OF OPERATION........................................................  19

LIQUIDTY.................................................................  20

INFLATION................................................................  20

DESCRIPTION OF BUSINESS..................................................  20

GENERAL OVERVIEW.........................................................  20

ORGANIZATION WITHIN LAST FIVE YEARS......................................  20

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY...............  22

EMPLOYEES................................................................  24

PROPERTY DESCRIPTION.....................................................  24

LEGAL PROCEEDINGS........................................................  24

MANAGEMENT...............................................................  24

DIRECTOR, EXECUTIVE OFFICER, AND CONTROL PERSON..........................  24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........  25

REMUNERATION OF DIRECTORS AND OFFICERS...................................  26

EMPLOYMENT AGREEMENTS....................................................  26

EXECUTIVE COMPENSATION...................................................  26

COMPENSATION OF DIRECTORS................................................  27

STOCK INCENTIVE PLAN.....................................................  27

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
 CHANGE-IN-CONTROL ARRANGEMENTS..........................................  27

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS................  27

SHARES ELIGIBLE FOR FUTURE SALE..........................................  28

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES..............................................  28

DESCRIPTION OF SECURITIES................................................  28

SELLING SECURITY HOLDER..................................................  29

LEGAL MATTERS............................................................  29

EXPERTS..................................................................  30

AUDITOR..................................................................  30

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
 AND FINANCIAL DISCLOSURE................................................  30

AVAILABLE INFORMATION....................................................  30

REPORTS TO SECURITY HOLDERS..............................................  30

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU ARE URGED TO READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES. IN THIS PROSPECTUS, WE REFER TO INVENTIUS, INC. AS "WE," "US," "OUR," "INVENTIUS" AND THE "COMPANY."

                                 INVENTIUS, INC.

THE COMPANY

Inventius,  Inc.  was  founded  in the  State of  Nevada on  December  3,  2008.
Inventius, Inc. is in the business of marketing and distributing air infiltration valves (AIV) in the North American market. Our AIV's provide fresh air infiltration and ventilation in residential buildings.

Inventius is in the development stage and has a limited history of operations. We presently do not have all the funding required to execute our business plan or build name recognition. Provided we are successful with this offering, we plan to raise additional capital at a future date to build up our business and name recognition.

GENERAL INTRODUCTION

Inventius, Inc. started operations on December 3, 2008 and is in its development stage. The company has yet to generate revenue. Since its inception, on December 3, 2008, Inventius has incurred losses of $425. As of January 31, 2009 the company had assets totaling $9,625 in cash.

We expect to continue to incur losses for at least the next year. We do not expect to generate sufficient revenue to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We anticipate raising capital necessary to fund our business through the sale of equity securities although there is no certainty that we may be able to raise the required funds (See "Plan of Operation").

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended January 31, 2009, stating that our net loss, no revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether.

The Company's principal address is at 616 Corporate Way, Suite 2, #4261, Valley Cottage, NY, 10989-2050. The company's telephone is 843-737-6436 and facsimile is 845 503 2379 ext. 4261.

BUSINESS DEVELOPMENT:

The company started in December 2008. The company is a marketer and distributor of air infiltration valves (AIV). AIV units provide fresh air infiltration and ventilation in residential and commercial buildings by naturally replacing stale air with fresh air.

We have sourced several manufactures for our AIV units who are located in the Zhejiang province of China and have been given price quotes for our AIV's ranging from $5 to $10 per unit based on quantities ordered.

The company has also entered into a distribution agreement with DML Canada, a company registered in Quebec, Canada wherein DML Canada can distribute our AIV products to their network of construction material retailers.

SUMMARY OF UNIQUE FEATURES OF THE COMPANY

Air infiltration valves have been recently introduced to the construction industry and we believe that we can uniquely differentiate ourselves from other companies by providing a high level of service and information with our product to ensure that the end client is fully informed of the benefits our product provides.

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY

Our company was founded in December 2008 and is in the business of marketing and distributing air infiltration valves to the construction industry. Invetius, Inc. is a development stage company with a limited history of operations.

DESCRIPTION OF PRODUCT:

Inventius, Inc specializes in the marketing and distribution of air infiltration valves (AIV). Infiltration is the introduction of air into a building either accidentally through building cracks or doors or intentionally through air infiltration valves designed to regulate the inflow of fresh air. The AIV is designed to be placed in the outside walls of buildings to allow regulated infiltration of fresh air.

The AIV is made from a PVC pipe of 133 millimetres in diameter and adjustable from 100 to 1000 millimetres in length as shown in figure 1. The AIV is insulated to filter out extreme hot and cold temperatures and reduce outside noise. The insulation also prevents condensation from forming in the AIV during cold weather. The AIV has a replaceable filter to keep outside pollutants, insects and dust from entering a building as well as a damper to regulate the amount of incoming air. The outside portion of the AIV has an aluminum lattice frame to protect the opening and minimize the entrance of moisture. The AIV is fitted into outside walls of any rooms that require natural ventilation or fresh air.

                  [GRAPHIC SHOWING THE AIR INFILTRATION VALVE]

                                    Figure 1
     1.  Control handle
     2.  Cover
     3.  Filter
     4.  Damper
     5.  Plastic frame
     6.  Gasket
     7.  PVC pipe with 133 mm diameter
     8.  Noise insulation
     9.  External aluminum lattice frame

RISK FACTORS


The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described below as well as the other information in this report before deciding to invest in our Company. If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment. Please note that the proceeds from the sale of these securities will go directly to the selling shareholder and not to the Company. As such, this offering might negatively affect the Company's ability to raise needed funds through a primary offering of the Company's securities in the future. For a more detailed discussion of the risks associated with our Company, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 6 of this prospectus.




RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

THE SECURITIES WE ARE OFFERING THROUGH THIS PROSPECTUS ARE SPECULATIVE BY NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE FOLLOWING KNOWN RISK FACTORS COULD CAUSE OUR ACTUAL FUTURE OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS, ORAL OR WRITTEN, MADE BY OR ON BEHALF OF US. IN ASSESSING THESE RISKS, WE SUGGEST THAT YOU ALSO REFER TO OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

(a) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING

THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Sales and operating results are difficult to forecast because they generally depend on the volume and timing of the amount of business transacted - the frequency of which is uncertain. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part your entire investment.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have yet to establish profitable operations or a history of profitable operations. We anticipate that we will continue to incur substantial operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: brand development, marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company's ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We will need to obtain additional financing in order to complete our business plan because we currently do not have any operations and we have no income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail. Please note that the proceeds from the sale of the securities offered in this registration statement will go directly to the selling shareholder and not to the Company. As such, this offering might negatively affect the Company's ability to raise needed funds through a primary offering of the Company's securities in the future.

OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because our operating results will be volatile and difficult to predict, in some future quarter our operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased fuel costs and increased labor costs that can affect demand for our product; the amount and timing of operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; seasonality and a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and earn revenues in future periods.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended January 31, 2009 that we have not made a profit. As of January 31, 2009, we had a loss of $425, They further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At January 31 2009, our cash was $9,625. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holders. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY IS GOVERNED BY MR.ANATOLY ZAMOZDRA OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, AND, AS SUCH, THERE MAY BE SIGNIFICANT RISK TO THE COMPANY FROM A CORPORATE GOVERNANCE PERSPECTIVE.

Mr. Anatoly Zamozdra, our sole Executive Officer and Director makes decisions such as the approval of related party transactions, the compensation of Executive Officers, and the oversight of the accounting function. There will be no segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, Mr. Zamozdra will exercise full control over all matters that typically require the approval of a Board of Directors. Mr. Zamozdra's actions are not subject to the review and approval of a Board of Directors and, as such, there may be significant risk to the Company from a corporate governance perspective.

Our sole Executive Officer and Director exercises control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against the transactions implemented by Mr. Zamozdra, conflicts of interest and similar matters.

BECAUSE MR. ANATOLY ZAMOZDRA, OUR SOLE EXECUTIVE OFFICER AND DIRECTOR, IS NOT A RESIDENT OF THE UNITED STATES, IT MAY BE DIFFICULT TO ENFORCE ANY LIABILITIES AGAINST HIM.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Anatoly Zamozdra, our sole Executive Officer and Director resides outside the United States. If a shareholder desired to sue, the shareholder would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

BECAUSE OUR SOLE EXECUTIVE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO THE COMPANY'S BUSINESS OPERATIONS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

Mr. Anatoly Zamozdra, our sole executive officer and director currently spends six to twelve hours a week working on this business and is not consider a full-time employee of the company. It is possible that the demands on our sole Executive Officer and Director from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of the company's business. In addition, he may not possess sufficient time for the Company's business if the demands of managing the Company's business increase substantially beyond current levels.

THE COSTS OF BEING A PUBLIC COMPANY WILL PUT A STRAIN ON OUR RESOURCES

After the consummation of this offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, or the "Exchange Act," and the Sarbanes-Oxley Act of 2002. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control for financial reporting. These requirements will place a strain on our systems and resources as well as add additional costs to our business in complying with these regulations. The cost and effort required to stay compliant with these regulations will divert management's attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. If we are unable to conclude that our disclosure controls and procedures and internal control over financial reporting are effective, or if our independent public accounting firm is unable to provide us with an unqualified report as to the effectiveness of our internal control over financial reporting in future years, investors may lose confidence in our business and the value of our stock may decline.

(b) RISKS RELATED TO THE AIR INFILTRATION VALVE BUSINESS

OUR INDUSTRY IS COMPETITIVE AND IS CHARACTERIZED BY A LOW PROFIT MARGINS OF 40 TO 50 PERCENT OF COSTS. A MINOR SHORTFALL FROM EXPECTED REVENUE COULD AFFECT THE DEMAND FOR OUR SERVICES, HAVE A SIGNIFICANT IMPACT ON OUR ABILITY TO GENERATE REVENUE, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

Our  industry  is  competitive.   There  are  many  different   manufactures  of
construction material and our product is not unique to other products. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

OUR INDUSTRY IS CYCLICAL AND THESE FLUCTUTAIONS COULD HAVE SIGNIFICANT IMPACT ON OUR BUSINESS VOLUME DURING CERTAIN OFF PEAK MONTHS, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

The building construction business experiences economic cyclical fluctuations in building. As of the time of this registration statement the construction industry in North America is experiencing an economic down turn. We expect that this could adversely affect our operating results and could lead to lower revenues then expected.

UNFORESEEN FUTURE GOVERNMANT REGULATIONS COULD CAUSE OUR OPERATING COSTS TO INCREASE, ADVERSELY IMPACT OUR OPERATING RESULTS, AND POSSIBLY CAUSE OUR BUSINESS TO FAIL.

Our product is required to adhere to federal, state, and local building codes and regulations. Our company is at risk to any number of future regulation changes imposed by government bodies. Any future changes in regulations that we may have to comply with may change the way we operate our business and add unforeseen costs to our business.

UNFORESEEN INDUSTRY TRENDS COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

Industry efforts are focused upon improving the quality of products and service, however unforeseen industry trends could adversely impact operation results and subsequently cause our business to fail.

OUR QUARTERLY RESULTS ARE SIGNIFICANTLY AFFECTED BY MANY FACTORS, AND OUR RESULTS OF OPERATIONS FOR ANY ONE QUARTER ARE NOT NECESSARILY INDICATIVE OF OUR ANNUAL RESULTS OF OPERATIONS. THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our proposed operations are subject to a variety of factors that frequently cause considerable volatility in our earnings, including:

     *    fluctuations in the costs of producing our product
     *    general economic trends
     *    the prosperity of the construction industry and related industries

Our results of operations in any one quarter are not necessarily indicative of our annual results of operations. It is possible that we may never earn enough revenue to achieve profitability. An investment in our securities represents significant risk and you may lose all or part your entire investment.

(c) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND Risks Related To THIS Offering

THE SALE OF OUR COMMON STOCK COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE. THIS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

A sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of our common stock under this offering could make it more difficult for us to sell equity securities in the future at a time and at a price that we might not otherwise want to affect sales.

THE TRADING PRICE OF OUR COMMON STOCK MAY DECREASE DUE TO FACTORS BEYOND OUR CONTROL. THESE FACTORS MAY RESULT IN SUBSTANTIAL LOSSES TO INVESTORS IF INVESTORS ARE UNABLE TO SELL THEIR SHARES AT OR ABOVE THEIR PURCHASE PRICE.

The trading price of our common stock is subject to significant fluctuations due to a number of factors, including:

     * our status as a development stage company with a limited operating history
     * no revenues to date, which may make risk-averse investors more inclined to sell their shares on the market more quickly and at greater discounts than may be the case with the shares of a seasoned issuer in the event of negative news or lack of progress and announcements of new products by us or our competitors
     *    the timing and development of products and services that we may offer
     *    general and industry-specific economic conditions
     *    actual or anticipated fluctuations in our operating results
     *    our capital commitments
     *    the loss of any of our key management personnel

In addition, the financial markets have experienced extreme price and volume fluctuations. The market prices of securities in this industry have been highly volatile and may continue to be highly volatile in the future, some of which may be unrelated to the operating performance of particular companies. The sale or attempted sale of a large amount of common stock into the market may also have a significant impact on the trading price of our common stock. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been brought against companies that experience volatility in the market price of their securities. Whether or not meritorious, litigation brought against us could result in substantial costs, divert management's attention and resources and harm our financial condition and results of operations.

WE DO NOT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE, WHICH MAY REDUCE THE RETURN ON YOUR INVESTMENT IN OUR COMMON STOCK.

To date, the Company has not paid any cash dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future. Payment of future dividends will depend on earnings and the capital requirements of the Company, and the Company's debt facilities and other factors considered appropriate by the Company's sole Executive Officer and Director. We cannot guarantee that we will, at any time, generate sufficient profits or surplus cash that would be available for distribution as a dividend to the holders of our common stock. We plan to use any profits that we may generate, if we generate any profits at all, to fund our operations. Therefore, any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST AND VOTING RIGHTS.

We will need to raise additional capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock will also have the effect of diluting the proportionate equity interest and voting power of holders of our common stock.

OUR INCORPORATION DOCUMENTS AND NEVADA LAW INCLUDE PROVISIONS THAT MAY INHIBIT AN ATTEMPT BY OUR SHAREHOLDER TO CHANGE OUR DIRECTION OR MANAGEMENT, OR MAY INHIBIT A POSSIBLE TAKEOVER THAT SHAREHOLDERS CONSIDER FAVORABLE. THE OCCURRENCE OF SUCH EVENTS COULD LIMIT THE MARKET PRICE OF YOUR STOCK.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change in control of our company, such as prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of shareholders to elect director candidates. In addition, we are governed by the provisions of Section 203 of Nevada General Corporate Law. These provisions may prohibit large shareholders from merging or combining with us, which may prevent or frustrate any attempt by our shareholders to change our management or the direction in which we are heading. These and other provisions in our amended and restated certificate of incorporation and bylaws and under Nevada law could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would be without these provisions.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL AND, IN SO DOING, WILL FURTHER DILUTE THE TOTAL NUMBER OF SHARES ISSUED AND OUTSTANDING.

We will need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available and, if the capital is available at all, that it will be available on terms acceptable to the Company. The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current security holders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments. If we are able to raise additional capital, we cannot assure that it will be on terms that enhance the value of our common shares. If the Company is unable to obtain financing in the amounts and on terms deemed acceptable, the business and future success of the Company will almost certainly be adversely affected.

WE ARE DEPENDENT ON KEY PERSONNEL.

The Company's success will largely rely on the efforts and abilities of certain key personnel. While the Company does not foresee any reason why such key personnel will not remain with the Company, if for any reason they do not, the Company could be adversely affected. The Company has not purchased key man life insurance for any of these individuals.

AN ACTIVE TRADING MARKET FOR OUR COMMON SHARES MAY NOT DEVELOP.

Our common shares are new issues of securities with no established trading markets or prior trading histories, and there can be no assurance regarding the future development of markets for our common shares, the ability of holders of our common shares to sell or the prices for which holders may be able to sell their holdings of our common shares. Furthermore, the liquidity of, and trading markets for, our common shares may be adversely affected by changes in the air infiltration valve industry and in the overall economy, as well as by any changes in our financial condition or results of operations.

CONTROL OF COMPANY BY EXISTING SECURITY HOLDER

After the Offering, the Company's sole Executive officer and director will beneficially own 40% of the Company's outstanding Common Stock. The security holder will be able to greatly influence and determine the outcome of the corporate actions requiring shareholder approval, regardless of how the remaining security holders of the Company may vote.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND THE NASD'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

The Company's common shares may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or
(d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in
(ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.
 Compliance with these requirements may make it more difficult for investors in the Company's common shares to resell their common shares to third parties or to otherwise dispose of them. Security holders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer
     (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases
     (iii)boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons
     (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers
     (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.


THE OFFERING


Securities offered............................ 6,000,000 shares of common stock

Selling shareholder........................... Anatoly Zamozdra

Offering price................................ $0.001 per share

Shares outstanding prior to the offering...... 10,000,000 shares of common stock

Shares to be outstanding after the offering... 10,000,000 shares of common stock

Use of proceeds............................... The company will not receive any proceeds from the sale of the
                                               common stock by the selling
                                               security holders.

This prospectus relates to the sale of up to 6,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 6,000,000 common shares are being offered hereby by Anatoly Zamozdra, the selling security holder under this prospectus. These shares were initially issued to Anatoly Zamozdra at a price of $0.001 per share. He purchased a total of 10,000,000 shares for a total purchase price of $10,000. There was no subscription agreement for these shares, but rather, these shares were issued as part of the founding resolutions of the Company upon receipt of the purchase price. There were no registration or other similar rights associated with these shares.

The number of common shares offered by this prospectus represents up to approximately 60% of the total common stock outstanding after the offering.

INFORMATION REGARDING THE SELLING SECURITY HOLDER, THE COMMON SHARES BEING OFFERING TO SELL UNDER THIS PROSPECTUS, AND THE TIMES AND MANNER IN WHICH THEY MAY OFFER AND SELL THOSE SHARES, IS PROVIDED IN THE SECTIONS OF THIS PROSPECTUS ENTITLED "SELLING SECURITY HOLDER" AND "PLAN OF DISTRIBUTION." WE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THESE SALES. THE REGISTRATION OF COMMON SHARES PURSUANT TO THIS PROSPECTUS DOES NOT NECESSARILY MEAN THAT ANY OF THOSE SHARES WILL ULTIMATELY BE OFFERED OR SOLD BY THE SELLING SECURITY HOLDER.

SELECTED FINANCIAL INFORMATION

The selected financial information present below is derived from and should be read in conjunction with our financial Statements, including notes thereto, appearing elsewhere in this prospectus. "See Financials Statements."

                              INCOME STATEMENT DATA

                                                  From December 3, 2008
                                                     (inception) to
                                                    January 31, 2009
                                                    ----------------

     Revenue                                            $     0
     Expenses                                           $   425
     Net Income (Loss)                                  $  (425)

                               BALANCE SHEET DATA

                                                          As of
                                                    January 31, 2009
                                                    ----------------

     Total Assets                                       $ 9,625
     Total Liabilities                                  $    50


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" that involve risk uncertainties. We use words such as "anticipate", "expect", "intend", "plan", "believe", "seek" and "estimate", and variations of these words and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. While our actual results may differ from those anticipated in the forward-looking statements, we have a reasonable basis for all of the disclosures in our registration statement. These forward-looking statements address, among others, such issues as:

     *    future earnings and cash flow
     *    development projects
     *    business strategy
     *    expansion and growth of our business and operations
     *    our estimated financial information

These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties, which could cause our actual results, performance and financial condition to differ materially from our expectation.

Consequently, these cautionary statements qualify all of the forward-looking statements made in this prospectus. We cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they would have the expected effect on us or our business or operations.

USE OF PROCEEDS TO ISSUER

We will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 6,000,000 shares for gross proceeds of $6,000 from the sale of the selling security holder's common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $4,500.20.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    our lack of operating history;
     *    the proceeds to be raised by the offering;
     * the amount of capital to be contributed by purchasers in this offering will be paid directly to the selling shareholder and not the Company, and therefore purchasers in this offering will make no contribution to the capital of the Company, and
     *    our relative cash requirements.

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 10,000,000 common shares outstanding.

PLAN OF DISTRIBUTION

We are  registering  6,000,000  shares of our  common  stock  for  resale by the selling security holder identified in the section above entitled "Selling Security Holder." The selling security holder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby. The company will not receive any of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some or all of their common stock in one or more transactions, including block transactions:

     * on such public markets or exchanges as the common stock may from time to time be trading;
     *    in privately negotiated transactions;
     *    through the writing of options on the common stock;
     *    settlement of short sales; or,
     *    in any combination of these methods of distribution.

The selling security holder has set an offering price for these securities of $0.001 per share, no minimum purchase of shares, and an offering period of 28 days from the date of this prospectus.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions, may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus and any broker-dealers or agents that are involved in selling the shares may be deemed to be
"underwriters"  within the  meaning of section  2(11) of the  Securities  Act of

1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, might be deemed to be underwriting compensation under the Securities Act. Because the selling security holder may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $4,500.20. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder and any broker-dealers or agents may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

     * Not engage in any stabilization activities in connection with our common stock;
     * Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
     * Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holder, the Company intends to provide an annual report to our security holder, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

DIVIDEND POLICY

There have been no cash dividends declared on our common stock. Dividends are declared at the discretion of the board of directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Operating results are not necessarily indicative of results that may occur in future periods.

Our business and results of operations are affected by a wide variety of factors as we discuss under the caption "Risk Factors" and elsewhere in this prospectus, which could materially and adversely affect actual results. As a result of these factors, we may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect our business, financial condition, operating results and stock price.

GENERAL OVERVIEW

Inventius, Inc. was incorporated under the laws of the State of Nevada on December 3, 2008. The Company is in the business of marketing and distributing air infiltration valves (AIV) in the North American market. Our AIV's provide fresh air infiltration and ventilation in residential buildings.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

GENERAL DISCUSSION ON RESULTS OF OPERATIONS AND ANALYSIS OF FINANCIAL CONDITION

We begin our General Discussion and Analysis with a discussion of the Results of Operations for Inventius, Inc., since its inception on December 3, 2008, followed by a discussion of Liquidity and Capital Resources available to finance our operations.

INCOME TAXES

We make estimates to determine our current provision for income taxes, as well as our income taxes payable. Our estimates with respect to the current provision for income taxes take into account current tax laws and our interpretation of current tax laws, as well as possible outcomes of any future tax audits. Changes in tax laws or our interpretation of tax laws and the resolution of any future tax audits could significantly impact the amounts provided for income taxes in our financial statements.

LEGAL CONTINGENCIES

We are not currently subject to either threatened or pending litigation, actions or administrative proceedings. However, from time to time, we are involved in routine legal matters incidental to our business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on our financial position, results of operations or liquidity.

RESULTS OF OPERATION

Inventius Inc., is a development stage company that has a limited history of operations. Since our inception on December 3, 2008 to January 31, 2009, we have generated no revenues. As of January 31, 2009, we had $9,625 for current assets. We presently do not have the capital to commence the operations outlined and detailed in this prospectus.

We incurred a net loss of $425, from inception on December 3, 2008 to the period ended January 31, 2009. The Company has had no revenues over the same period and has paid expenses of $425, during the same period, representing operating costs.

PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the next 12 months will continue to be significant.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended January 31, 2008, stating that our net loss of $425, lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

We are bearing all costs relating to the registration of the common stock, which are estimated at approximately $4,500.20 The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of the current existing shareholder of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

LIQUIDITY

Since our inception on December 3, 2008 to January 31, 2009, we have incurred a loss of $425. Our cash and cash equivalent balances were $9,625 as of January 31, 2009. At January 31, 2009 we had an accumulated deficit of $425. Total current liabilities due to accounts payable and amounts due to related parties where $50.

The company issued Ten Million (10,000,000) common shares, with a value of $0.001.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next year. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next year. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We will raise the capital necessary to fund our business through a subsequent offering of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holder of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

INFLATION

The rate of inflation has had little impact on the Company's past results of operations and is not expected to have significant impact on the continuing operations.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

Inventius Inc. was incorporated under the laws of the State of Nevada on December 3, 2008. The Company is in the business of marketing and distributing air infiltration valves (AIV) in the North American market. Our AIV's provide fresh air infiltration and ventilation in residential buildings.

The Company's address is located at 616 Corporate Way, Suite 2, #4261, Valley Cottage, NY, 10989-2050. The Company's Telephone number is 843-737-6436 and Facsimile is 845-503-2379 ext. 4261.

ORGANIZATION WITHIN LAST FIVE YEARS

Inventius Inc. was incorporated was founded in the State of Nevada on December 3, 2008. Inventius Inc., also referred to as the ("Company", or "Inventius") specializes in marketing and distributing air infiltration valves (AIV) in the North American market.

Over the next twelve months, Inventius plans to build out its reputation and network in the construction industry, thereby attracting additional interest of its AIV product. Shown below are the significant steps and milestones the company plans for this fiscal year.

         Timeline
(from Feb 2009 to Jan 2010)                  Description
---------------------------                  -----------

1st Quarter               Enter into one distribution  agreement
1st to 4th Quarter        Market AIV product
2nd to 4th Quarter        Work with distributors and supplier to generate orders
4th Quarter               Enter into an additional 2 distribution agreements
4th Quarter               Establish in-stock Inventory in North America

We expect to incur the following expenses in the next six months in connection with our business operations:

Marketing Costs: $12,500
General administrative costs: $15,000
Professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations: $15,000

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next six months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next six months. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations. At the present time, we have not received any confirmation from any party of their willingness to loan or invest funds to the company but will seek funding advances from sources such as our officer and director or from sale of our common stock.

Currently the company does not employ any employees, however as the Company grows, it plans to employ additional employees, as required.


BUSINESS FACILITIES

The company's address is 616 Corporate Way, Suite 2, #4261, Valley Cottage, NY, 10989-2050.

UNIQUE FEATURES OF THE COMPANY

Air infiltration valves (AIV's) are a recent addition to the construction industry. The AIV's allow a regulated amount of fresh air to enter a building. We plan to uniquely differentiate ourselves from other companies and competition by providing quality service and product information to ensure that our clients are fully aware of the benefits our product provides to them.

OVERALL STRATEGIC DIRECTION

The company plans on becoming a reputable distributor in the AIV industry and form long term working relationships with other North American distributors and clients who distribute or sell construction materials.

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY

Our company was founded in December 2008 and is in the business of marketing and distributing air infiltration valves in the construction industry. Invetius is a development stage company with a limited history of operations.

DESCRIPTION OF PRODUCT

Inventius, Inc specializes in the marketing and distribution of air infiltration valves (AIV). Infiltration is the introduction of air into a building either accidentally through building cracks or doors or intentionally through air infiltration valves designed to regulate the inflow of fresh air. The AIV is designed to be place in the outside walls of buildings to allow regulated infiltration of fresh air.

The AIV is made from a PVC pipe of 133 millimetres in diameter and adjustable from 100 to 1000 millimetres in length. The AIV is insulated to filter out extreme hot and cold temperatures and reduce outside noise. The insulation also prevents condensation from forming in the AIV during cold weather. The AIV has a replaceable filter to keep outside pollutants, insects and dust from entering a building as well as a damper to regulate the amount of incoming air. The outside portion of the AIV has an aluminum lattice frame to protect the opening and minimize the entrance of moisture. The AIV is fitted into outside walls of any rooms that require natural ventilation or fresh air.

The Company was incorporated on December 3, 2008. The Company is in the business of marketing and distributing air infiltration valves (AIV) in the North American market. As the company currently stands it has a deficit from December 3, 2008 to January 31, 2009 and is currently not profitable. To remain in business, we are dependent on the company's ability to raise funds and with favorable terms until such time as we are profitable.

The Company plans to market its product through our director, Anatoly Zamozdra as the initial primary sales representative. We intend to focus on direct marketing efforts by concentrating our sales efforts with the following groups:

     *    Ventilation systems installers and suppliers;
     *    Contractors and Homebuilders;
     *    Home and Restoration Distributors;
     *    Building Material Suppliers; and
     *    Retail Outlets

MANUFACTURING AND DISTRIBUTION

We have sourced several manufactures for our AIV units who are located in the Zhejiang province of China and have been given price quotes for our AIV's ranging from $5 to $10 per unit based on quantities ordered.

The company has also entered into a distribution agreement with DML Canada, a company registered in Quebec, Canada wherein DML Canada can distribute our AIV products to their network of construction material retailers.

THE CONSTRUCTION MATERIAL INDUSTRY

The construction material industry services the construction industry with the building material required to build projects such as but not limited to buildings, highways, power generation facilities, pipelines, and other infrastructure. Our product would be sold to and be of interest to the segment within the construction industry that builds and develops buildings. Such buildings would be skyscrapers, homes, schools, hospitals, factories and shopping centers.

Demand for construction material correlates with the amount of construction activity at any given time. The industry has previously been strong but the crisis that has emerged from the current subprime lending market meltdown has significantly weighed down this industry and it could be considerable time before the industry strengthens and recovery is made from the current market conditions..

COMPETITION

There are many companies who are engaged in the construction material business and this segment is highly competitive. We believe that the most effective way to compete in this industry with our AIV product is to ensure that we differentiate ourselves by providing a high level of service with our product. This includes providing the necessary information and training regarding our product so that the end users are able to optimize their usage of our product. Nevertheless, many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are therefore, in certain respects, in a better position than we are to provide product services. There can be no assurance that we will be able to successfully compete against these businesses.

CURRENT BUSINESS FOCUS

The Company's business focus is to provide air infiltration valves (AIV) to the construction industry. It has a product that allows the end-users to regulate the amount of incoming fresh air entering into a building through infiltration. The Company believes that its product and support of the product are the primary factors in fostering a repeat customer base and build up its reputation.

ADVANTAGES OF COMPETITORS OVER US

The Company believes the following are advantages of Competitors over us.

     * CUSTOMER BASE: Presently the company does not have a well established regular customer base.
     * FINANCIAL RESOURCES: The Company believes that many of its competitors have significantly greater financial and other resources than we do and are therefore, in certain respects, in a better position to provide similar products.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES

Mr. Zamozdra is the sole Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer) of Inventius, Inc. Presently, there are no employees of the Company, however the Company plans to employ individuals on an as needed basis. The company anticipates that it will need to hire additional employees as the business grows.

In addition, the Company may expand the size of our Board of Directors in the future. However, presently Mr. Zamozdra, the sole director of the Board, will devote fewer than 12-15 hours per month or 3-4 per week to the affairs of the Company and does not receive a salary or benefits in any form. Presently the Company does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors.

PROPERTY DESCRIPTION

The Company's address is at 616 Corporate Way, Suite 2, #4261, Valley Cottage, NY, 10989-2050. The Company's Telephone number is 843-737-6436 and Facsimile is 845-503-2379 ext 4261.

LEGAL PROCEEDINGS

We are not currently subject to either threatened or pending litigation, actions or administrative proceedings. However, if the Company becomes involved in routine legal matters incidental to our business it is in the opinion of management, that the ultimate resolution of such matters may have a material adverse effect on the Company's financial position, results of operations or liquidity.

MANAGEMENT

DIRECTOR, EXECUTIVE OFFICER, AND CONTROL PERSON

The following table sets forth and identifies our current sole Executive Officer and Director, and the respective date of election or appointment:

                                                                                   Initial Election or
      Name              Age           Position and Term of Office                    Appointment Date
      ----              ---           ---------------------------                    ----------------
Anatoly Zamozdra        27     Chief Executive Officer, Chief Financial Officer,       December 2008
                               President, Secretary, Treasurer and Director
                               (Principal Executive Officer and Principal
                               Accounting Officer)

The sole Executive Officer and Directors holds office until the next annual meeting following the appointment and until a successor has been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our sole Executive Officer and Director.

MANAGEMENT BIOGRAPHIES

ANATOLY ZAMOZDRA, Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

Anatoly Zamozdra, aged 27, is the Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer). He was appointed in December 2008 to these positions in the Company.

For the past 5 years to the present, Mr. Zamozdra has worked for Tzar-Ryba,Ltd as a communication specialist. Mr Zamozdra holds a Bachelor of Mining and Engineering degree from the Irkutsk State Polytechnic University.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the sole Director acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Nominating Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The compensation committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following tables set forth certain information regarding beneficial ownership of our securities as of April 6, 2009 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

As of April 6, 2009, there were Ten Million (10,000,000) shares of common stock issued and outstanding.


     (1) This table is based on Ten Million (10,000,000) shares of common stock outstanding


As of April 6, 2009, we had the following security holder holding greater than 5%:


    Name & Address of Owner                    Amount and Nature of              Percentage of Class
   and Position if applicable                  Beneficial Ownership     Before Offering       After Offering
   --------------------------                  --------------------     ---------------       --------------
Anatoly Zamozdra,                                   10,000,000               100%                  40%
Chief Executive  Officer,  Chief Financial
Officer, President,  Secretary,  Treasurer
and Director (Principal  Executive Officer
and Principal Accounting Officer)

Total Officers, Directors &
 Significant Shareholders as a group                10,000,000               100%                  40%

REMUNERATION OF DIRECTORS AND OFFICERS

The following table sets forth the cash remuneration of our sole Executive Officer and Director for the period from inception on December 3, 2008 through to the end of the period on January 31, 2009:

                              Capacities in Which                 Aggregate Cash
Name of Individual         Remuneration was Received               Remuneration
------------------         -------------------------               ------------

Anatoly Zamozdra       Chief Executive Officer, Chief Financial        $ -0-
                       Officer, President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Accounting Officer)

EMPLOYMENT AGREEMENTS

To date, the Company has no employment agreements in effect, with its Executive Officers. We do not pay compensation to our Directors for attendance at meetings. We reimburse Directors for reasonable expenses incurred during the course of their performance.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officer below. The following table summarizes all compensation from December 3, 2008 to the present date:

SUMMARY COMPENSATION TABLE

     Name and                                                      Other Annual
Principal Position                 Year     Salary $    Bonus $    Compensation
------------------                 ----     --------    -------    ------------

Anatoly Zamozdra  Chief            2008       NIL         NIL           NIL
Executive Officer, Chief
Financial Officer, President,
Secretary, Treasurer and
Director (Principal Executive
Officer and Principal
Accounting Officer)

Anatoly Zamozdra, Chief            2009       NIL         NIL           NIL
Executive Officer, Chief
Financial Officer, President,
Secretary, Treasurer and
Director (Principal Executive
Officer and Principal
Accounting Officer)

COMPENSATION OF DIRECTORS

The Director does not currently receive compensation for services as a director, but we plan to reimburse them for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to the Director and/or Officer of the Company.

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS

At present, the company does not have employment agreements with our sole Executive Officer and Director.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

     *    The Director or Officer;
     *    any nominee for election as a director;
     * any principal security holder identified in the preceding "Security Ownership of Selling Shareholder and Management" section; or
     * any relative, spouse, or relative of such spouse, of the above referenced person.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding 10,000,000 shares of common stock. Of these shares, the 6,000,000 shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

           The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule
144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE  OF  COMMISSION   POSITION  OF  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

     *    for any breach of their duty of loyalty to us or our security holders;
     * for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     * for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
     * for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

DESCRIPTION OF SECURITIES

General: We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share.

As of January 31, 2009 the number of issued outstanding common shares was Ten Million (10,000,000) with a par value of $0.001 per share.

In the event of a liquidation, dissolution or winding up of our company, the holder of common stock is entitled to share ratably in all of the Company's assets remaining after payment of liabilities. The holder of common stock has no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Common Stock: The securities being offered by the selling security holder is shares of our Common stock.

SELLING SECURITY HOLDER

The following table sets forth the names of the selling security holder who may sell their shares under this prospectus from time to time. In addition, the following table provides certain information with respect to the selling security holder's ownership of our securities as of the date of this prospectus, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. The selling security holder can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling security holders will sell all shares covered by this prospectus.

Some of the selling security holder may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling security holder may also transfer shares owned by them by gift, and upon any such transfer the donee would have the same right of sale as the selling security holder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. See our discussion entitled "Plan of Distribution" for further information regarding the selling security holder's method of distribution of these shares.

The company issued Ten Million (10,000,000) common shares to its founder on December 3, 2008 with a value of $0.001 per share for a total of $10,000. These shares were issued pursuant to Section 4(2) of the Securities Act. The 10,000,000 shares of common stock are restricted shares as defined in the Securities Act.

                                                                   Number of Common
                                  Number of                        Shares Owned by
                               Common Shares       Number of        Mr. Zamozdra         Percentage of Class
Name of Selling                 Owned Before     Common Shares        After the         Before         After
Security Holder                   Offering       Being Offered        Offering         Offering       Offering
---------------                   --------       -------------        --------         --------       --------
Anatoly Zamozdra                 10,000,000        6,000,000          4,000,000           100%           40%
Chief Executive Officer,
Chief Financial Officer,
President, Secretary,
Treasurer and Director
(Principal Executive Officer
and Principal Accounting
Officer)

LEGAL MATTERS

Diane D. Dalmy , Attorney at Law, 8965 W. Cornell Place, Lakewood, Colorado 80227, Telephone 303-985-9324, Facsimile 303-988-6954, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby for us.

EXPERTS

AUDITOR

The financial statements for Inventius, Inc. in this prospectus have been audited by Moore & Associates Chartered Accountants, the registered independent accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDERS

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

January 31, 2009 Financials and Footnotes

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Inventius Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Inventius Inc. (A Development Stage Company) as of January 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on December 3, 2008 through January 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inventius Inc. (A Development Stage Company) as of January 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the period from inception on December 3, 2008 through January 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $425 and has no consistent source of revenues, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-----------------------------------------
Moore & Associates, Chartered
Las Vegas, Nevada
February 16, 2009


 6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

                                 INVENTIUS, INC.
                         (An Development Stage Company)
                                  Balance Sheet
                             (Stated in US Dollars)

                                                                    As of
                                                                  January 31,
                                                                     2009
                                                                   --------
                                                                   (Audited)
Assets

Current assets
  Cash                                                             $  9,625
                                                                   --------
Total current assets                                                  9,625


      Total Assets                                                 $  9,625
                                                                   ========

Liabilities

Current liabilities
  Accounts payable                                                 $     50
                                                                   --------
Total current liabilities                                                50

Stockholders' Deficiency
  Common Stock, $0.001 par value
   75,000,000 Common Shares Authorized
    10,000,000 Shares Issued                                         10,000
  Additional paid-in capital                                             --
  Deficit accumuated during development period                         (425)
                                                                   --------
Total stockholders deficit                                            9,575
                                                                   --------

      Total liabilites and stockholders equity                     $  9,625
                                                                   ========


   The accompanying notes are an integral part of these financial statements.

                                 INVENTIUS, INC.
                         (An Development Stage Company)
                             Statement of Operations
                             (Stated in US Dollars)


                                                            From inception
                                                         (December 3, 2008) to
                                                              January 31,
                                                                 2009
                                                              -----------

Revenue                                                       $        --
                                                              -----------
Expenses
  Filing Fees                                                         375
  General and Administrative Expenses                                  50
                                                              -----------
Total Expenses                                                        425
                                                              -----------

Provision for income tax                                               --

Net Income (Loss)                                             $      (425)
                                                              ===========

Basic & Diluted (Loss) per Common Share                            (0.000)
                                                              -----------

Weighted Average Number of Common Shares                       10,000,000


   The accompanying notes are an integral part of these financial statements.

                                 INVENTIUS, INC.
                         (An Development Stage Company)
                        Statement of Stockholder's Equity
              From Inception (December 3, 2008) to January 31, 2009
                             (Stated in US Dollars)

                                                                            Deficit
                                                                          Accumulated
                                     Common Stock                           During
                                 ---------------------       Paid in      Development       Total
                                 Shares         Amount       Capital         Stage          Equity
                                 ------         ------       -------         -----          ------

Shares issued to founders -
December 3, 2008 at $0.001
 per share                     10,000,000      $10,000       $    --        $   --         $10,000

Net (Loss) for period                                                         (425)           (425)
                              -----------      -------       -------        ------         -------

Balance, January 31, 2009      10,000,000      $10,000       $    --        $ (425)        $ 9,575
                              ===========      =======       =======        ======         =======


   The accompanying notes are an integral part of these financial statements.

                                 INVENTIUS, INC.
                         (An Development Stage Company)
                             Statement of Cash Flows
                             (Stated in US Dollars)


                                                              From inception
                                                           (December 3, 2008) to
                                                                January 31,
                                                                   2009
                                                                 --------
OPERATING ACTIVITIES
  Net income (loss)                                              $   (425)
  Accounts payable                                                     50
                                                                 --------
NET CASH USED IN OPERATING ACTIVITIES                                (375)

INVESTING ACTIVITES

NET CASH USED IN INVESTING ACTIVITIES                            $     --

FINANCING ACTIVITIES
  Shareholder Loan                                                     --
  Common shares issued to founders
   @ $0.001 per share                                              10,000
                                                                 --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                        $ 10,000

Cash at beginning of period                                            --
                                                                 --------
CASH AT END OF PERIOD                                            $  9,625
                                                                 ========

Cash Paid For:
  Interest                                                       $     --
                                                                 ========
  Income Tax                                                     $     --
                                                                 ========
  Non-Cash Activities
                                                                 ========
  Shares issued in Lieu of Payment for Service                   $     --
                                                                 ========
  Stock issued for accounts payable                              $     --
                                                                 ========
  Stock issued for notes payable and interest                    $     --
                                                                 ========
  Stock issued for convertible debentures and interest           $     --
                                                                 ========
  Convertible debentures issued for services                     $     --
                                                                 ========
  Warrants issued                                                $     --
                                                                 ========
  Stock issued for penalty on default of convertible
   debentures                                                    $     --
                                                                 ========
  Note payable issued for finance charges                        $     --
                                                                 ========
  Forgiveness of note payable and accrued interest               $     --
                                                                 ========


   The accompanying notes are an integral part of these financial statements.

                                 INVENTIUS, INC.
                          (A Development Stage Company)
                      Footnotes to the Financial Statements
              From Inception (December 3, 2008 to January 31, 2009)
                             (Stated in US Dollars)


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of the State of Nevada on December 3, 2008.

Inventius Inc. is in the business of marketing and distributing air infiltration valves (AIV) in the North American market. Our AIV's provide fresh air infiltration and ventilation in residential buildings.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a January 31 year-end.

b. Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectibility is reasonably assured.

c. Income Taxes

The Company prepares its tax returns on the accrual basis. The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

d. Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Assets

The company has cash of $9,625 as of January 31, 2009.

f. Income

Income represents all of the company's revenue less all its expenses in the period incurred. The Company has no revenues as of January 31, 2009 and has incurred expenses of $425 since inception.

In accordance with FASB/ FAS 142 option 12, paragraph 11 "Intangible Assets Subject to Amortization", a recognized intangible asset shall be amortized over its useful life to the reporting entity unless that life is determined to be indefinite. If an intangible asset has been has a finite useful life, but the precise length of that life is not known, that intangible asset shall be amortized over the best estimate of its useful life. The method of amortization shall reflect the pattern in which the economic benefits of the intangible asset are consumed or otherwise used up. If that pattern cannot be reliable determined, a straight-line amortization method shall be used. An intangible asset shall not be written down or off in the period of acquisition unless it becomes impaired during that period.

In accordance with FASB 144, 25, "An impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business enterprise and in income from continuing operations in the statement of activities of a not-for-profit organization. If a subtotal such as "income from operations" is presented, it shall include the amount of that loss." The Company has recognized the impairment of a long-lived asset by declaring that amount as a loss in income from operations in accordance with an interpretation of FASB 144.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, DETERMINING WHETHER INSTRUMENTS GRANTED IN SHARE-BASED PAYMENT TRANSACTIONS ARE PARTICIPATING SECURITIES, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share." FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15,

2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations'. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities--Including an Amendment of FASB Statement No.
115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1,

2008, and it is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

g. Basic Income (Loss) Per Share

In accordance with SFAS No. 128-"Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At January 31, 2009, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

h. Cash and Cash Equivalents

For purposes of the statement of cash flows, the company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.

i. Liabilities

Liabilities are made up of current liabilities. As of January 31, 2009 there was a current liability of $50 as an accounts payable on the Balance Sheet.

Share Capital

a) Authorized:

75,000,000 common shares with a par value of $0.001

b) Issued:

The company issued to the founders 10,000,000 common shares of stock for $10,000. As of January 31, 2009, there are Ten Million (10,000,000) shares issued and outstanding at a value of $0.001 per share

There are no preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

j. Advertising

The companies advertising is expensed when incurred. The company has not advertised since inception.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

As shown in the accompanying financial statements, the Company has incurred a net loss of $425 for the period from December 3, 2008 (inception) to January 31, 2009 and has not generated any revenues. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until the 90th day after the later of (1) the effective date of the registration statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee*          $    0.24
Transfer Agent Fees                                           $    0.00
Accounting fees and expenses                                  $3,500.00
Professional fees and expenses                                $1,000.00
                                                              ---------
Total
                                                              $4,500.24
                                                              =========

----------
* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defence of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

RECENT SALES OF UNREGISTERED SECURITIES

                              ISSUANCE TO FOUNDERS


The company issued Ten Million (10,000,000) common shares to its founder on December 3, 2008 with a value of $0.001 per share for a total of $10,000. These shares were issued pursuant to Section 4(2) of the Securities Act. The 10,000,000 shares of common stock are restricted shares as defined in the Securities Act. These shares where purchased for $10,000 by Anatoly Zamozdra on December 3, 2008, the director of the Company, who is a sophisticated individual. Mr Zamozdra relied on Section 4(2) in purchasing the shares. Since our inception, the founders are in a position to access relevant and material information regarding our operations. There was no subscription agreement for these shares, but rather, these shares were issued as part of the founding resolutions of the Company upon receipt of the purchase price. There were no registration or other similar rights associated with these shares.

EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings:


Exhibit No.                          Description
-----------                          -----------

 3.1           Articles of Incorporation, as amended **

 3.2           Bylaws **

 5.1           Legal Opinion of Diane Dalmy, Attorney at Law, March 2009*

10.1           Distribution Agreement dated January 23, 2009*

23.1           Consent of Moore and Associates, March 2009*

23.2           Consent of Diane Dalmy, Attorney at Law, March 2009 (included in
               Exhibit 5.1)*

----------
*    Filed Herein
** Incorporated by reference to the Company's registration statement on Form S-1, filed with the Securities Commission on March 6, 2009.


UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan ofdistribution not previously disclosed in the registrationstatement or any material change to such information in theregistration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. Intentionally omitted.

     5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

         i. Intentionally omitted.

         ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The  undersigned  registrant  undertakes  that  in a  primary  offering  of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on April 6, 2009.


                           INVENTIUS, INC.
                            (Registrant)


                           By: /s/ Anatoly Zamozdra
                               -------------------------------------------------
                               ANATOLY ZAMOZDRA
                               Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director Principal Executive Officer and Principal (Accounting Officer)


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following person in the capacity and on the date indicated.


      Signature                            Title                       Date
      ---------                            -----                       ----


/s/ Anatoly Zamozdra           Chief Executive Officer, Chief      April 6, 2009
----------------------------   Financial Officer, President,
ANATOLY ZAMOZDRA               Secretary, Treasurer and Director
                               (Principal Executive Officer and
                               Principal Accounting Officer)

                                 EXHIBIT INDEX


Exhibit No.                          Description
-----------                          -----------

 3.1           Articles of Incorporation, as amended **

 3.2           Bylaws **

 5.1           Legal Opinion of Diane Dalmy, Attorney at Law, March 2009*

10.1           Distribution Agreement dated January 23, 2009*

23.1           Consent of Moore and Associates, March 2009*

23.2           Consent of Diane Dalmy, Attorney at Law, March 2009 (included in
               Exhibit 5.1)*

----------
*    Filed Herein
** Incorporated by reference to the Company's registration statement on Form S-1, filed with the Securities Commission on March 6, 2009.